As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-251656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-8

TO REGISTRATION STATEMENT ON FORM S-4

UNDER THE SECURITIES ACT OF 1933

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Delaware		84-3727412
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
IAC/InterActiveCorp 555 West 18th Street New York, New York 10011
(Address of principal executive offices, including zip code)

IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan

IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan

IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan

IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan

IAC/InterActiveCorp Retirement Savings Plan

2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors

2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors

2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors

(Full title of the Plans)

Kendall F. Handler, Esq.
Senior Vice President, General Counsel and Secretary
IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011

(Name and address of agent for service)

(212) 314-7300

(Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum, Esq.
Jenna E. Levine, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share, of IAC/InterActiveCorp	43,843,955 (3)	N/A	N/A	N/A

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, par value $0.0001 per share, of Registrant (“IAC Common Stock”) that become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of IAC Common Stock.

(2)	All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of the registration statement on Form S-4 (File No. 333-251656) filed by Registrant and Vimeo, Inc. (formerly named Vimeo Holdings, Inc.) with the Securities and Exchange Commission (the “Commission”) on December 23, 2020, as amended by pre-effectives Amendment Nos. 1-4 thereto filed with the Commission and as declared effective on April 7, 2021, to which this Registration Statement is Post-Effective Amendment No. 1. Accordingly, no additional filing fee is required. See “Explanatory Note.”

(3)	Represents (a) 225,458 shares of IAC Common Stock under the IAC/InterActiveCorp Retirement Savings Plan, (b) 42,987,045 shares of IAC Common Stock under the 2018 IAC/InterActiveCorp Stock and Annual Incentive Plan, the 2013 IAC/InterActiveCorp Stock and Annual Incentive Plan, the 2008 IAC/InterActiveCorp Stock and Annual Incentive Plan and the 2005 IAC/InterActiveCorp Stock and Annual Incentive Plan, 10,769,496 of which cover outstanding awards under such plans, and 32,217,549 of which remain available for issuance under such plans and (c) 631,452 shares of IAC Common Stock under the 2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors, the 2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors and the 2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors, 325,854 of which are covered by existing deferrals under such plans, and 305,598 of which remain available for issuance under such plans.

EXPLANATORY STATEMENT

IAC/InterActiveCorp (“IAC” or the “Registrant”) hereby amends its Registration Statement on Form S-4, as amended (SEC File No. 333-251656), filed by Registrant and Vimeo, Inc. (formerly known as Vimeo Holdings, Inc.) (“Vimeo”) with the Securities and Exchange Commission (the “Commission”) on December 23, 2020, as amended by pre-effective amendments No. 1 through 4 (the “Form S-4”), which the Commission declared effective at 4:00 p.m. Eastern Time on April 7, 2021 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment” and together with the Form S-4, this “Registration Statement”).

Registrant and Vimeo filed the Form S-4 in connection with a series of transactions that resulted in the separation of the Vimeo business from Registrant’s other businesses (the “Spin-off”). On May 25, 2021, IAC and Vimeo completed the Spin-off.

This Registration Statement relates to (a) 225,458 shares of IAC Common Stock under the IAC/InterActiveCorp Retirement Savings Plan, (b) 42,987,045 shares of IAC Common Stock under the 2018 IAC/InterActiveCorp Stock and Annual Incentive Plan, the 2013 IAC/InterActiveCorp Stock and Annual Incentive Plan, the 2008 IAC/InterActiveCorp Stock and Annual Incentive Plan and the 2005 IAC/InterActiveCorp Stock and Annual Incentive Plan, 10,769,496 of which cover outstanding awards under such plans, and 32,217,549 of which remain available for issuance under such plans and (c) 631,452 shares of IAC Common Stock under the 2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors, the 2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors and the 2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors, 325,854 of which are covered by existing deferrals under such plans, and 305,598 of which remain available for issuance under such plans. In connection with the Spin-off, shares of IAC common stock, par value $0.001, were reclassified into shares of IAC Common Stock. All such shares were previously registered on the Form S-4 but will be subject to issuance pursuant to this Post-Effective Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated in this Registration Statement by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 17, 2021, which contains audited combined financial statements of the Registrant for the latest fiscal year for which such statements have been filed;

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 10, 2021;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 26, 2021, April 2, 2021, April 9, 2021 and May 14, 2021;

4.	The description of IAC Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A (File No. 001-39356) filed by the Registrant with the Commission on May 25, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the securities offered pursuant to this Registration Statement has been passed on by Kendall F. Handler, Senior Vice President, General Counsel and Secretary of the Registrant. Ms. Handler owns shares of IAC Common Stock and holds equity awards under certain of the Registrant’s equity compensation plans.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding, subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The organizational documents of the Registrant provide for indemnification of Vimeo’s directors and officers (and their legal representatives), and of those serving at the request of the relevant board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that the relevant corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the relevant board of directors. The by-laws of the Registrant specifically provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition; provided, that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, the directors and officers of the Registrant may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such directors and officers serve as executive officers or directors of subsidiaries of the Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. The Registrant has adopted (or may adopt) policies of directors’ and officers’ liability insurance to insure directors and officers against the costs of defense, settlement and/or payment of judgments under certain circumstances. The Registrant believes that the agreements and arrangements described above are necessary to attract and retain qualified persons as directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Registrant provides for such limitation of liability.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Document
4.1	Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of June 30, 2020 (filed as Exhibit 3.1(c) to IAC/InterActiveCorp’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference)

4.2	Amendment to Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of May 24, 2021*

4.3	Amended and Restated By-laws of IAC/InterActiveCorp, dated as of April 5, 2021 (filed as Exhibit 3.1 to IAC/InterActiveCorp’s Current Report on Form 8-K filed on April 9, 2021 and incorporated herein by reference)

4.5	IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan (filed as Exhibit 10.6 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference)

4.6	IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan (filed as Exhibit 10.8 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference)

4.7	IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (filed as Exhibit 10.1 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and incorporated herein by reference)

4.8	IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan (filed as Exhibit 10.1 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Current Report on Form 8-K, filed on June 29, 2018 and incorporated herein by reference)

Exhibit No.	Description of Document
4.9	2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and incorporated herein by reference)

4.10	2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors (filed as Exhibit 10.18 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference)

4.11	2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors (filed as Exhibit 10.17 to Match Group, Inc.’s (f/k/a IAC/InterActiveCorp) Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference)

5.1	Opinion of Kendall F. Handler, Senior Vice President, General Counsel and Secretary of the Registrant, as to the validity of the securities being registered*

23.1	Consent of Kendall Handler, Senior Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for IAC/InterActiveCorp*

24.1	Powers of Attorney (previously filed as an exhibit to the original registration statement on Form S-4, filed on December 23, 2020, to which this is an amendment)

*            Filed herewith

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 26, 2021.

IAC/INTERACTIVECORP

By:	/s/ Kendall Handler
Name: Kendall Handler
Title: Senior Vice President, General Counsel and Secretary

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 26, 2021.

Signature	Title

*
Barry Diller	Chairman of the Board, Senior Executive and Director

*
Joseph Levin	Chief Executive Officer and Director

*
Victor A. Kaufman	Vice Chairman and Director

/s/ Glenn H. Schiffman
Glenn H. Schiffman	Executive Vice President and Chief Financial Officer

/s/ Michael H. Schwerdtman
Michael H. Schwerdtman	Senior Vice President and Controller (Principal Accounting Officer)

*
Chelsea Clinton	Director

*
Michael D. Eisner	Director

*
Bonnie S. Hammer	Director

*
Bryan Lourd	Director

Westley Moore	Director

*
David Rosenblatt	Director

*
Alan G. Spoon	Director

*
Alexander von Furstenberg	Director

*	Director
Richard F. Zannino

*By:	/s/ Glenn H. Schiffman
Name: Glenn H. Schiffman
Attorney-in-Fact